CONSENT OF INDEPENDENT AUDITORS



We hereby consent to the incorporation by reference in Post-Effective Amendment No. 11 to the Registration Statement of Franklin Strategic Mortgage Portfolio on Form N-1A, File No. 33-53414, of our report dated November 5, 2002 relating to the financial statements and financial highlights of Franklin Strategic Mortgage Portfolio, which appear in the September 30, 2002 Annual Report to shareholders, which are also incorporated by reference in the Registration Statement. We also consent to the reference to our firm under the captions "Financial Highlights" and "Auditor."




                                   /s/PricewaterhouseCoopers LLP


San Francisco, California
January 29, 2003